EXHIBIT 4.3


                               EXCHANGE AGREEMENT

     This  EXCHANGE  AGREEMENT (this "Agreement") is made and entered into as of
                                      ---------
May __, 2005, by and among CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), and SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC
                    -------
(the  "Holder").
       ------

                                    RECITALS

     WHEREAS, pursuant to a Securities Purchase Agreement dated February 10, 2004 (the "Series A Purchase Agreement"), the Company issued a warrant (the
             ------------------------------
"Series  A Warrant") and preferred stock (the "Series A Preferred Stock") to the
 -----------------                             ------------------------
Holder;

     WHEREAS,  the  Company  has  entered  into a Securities Purchase Agreement, dated as of the date hereof, with the Holder and the other investors named therein (the "Series B Purchase Agreement") (capitalized terms used herein and
                ---------------------------
not otherwise defined have the respective meanings specified in the Series B Purchase Agreement); and

     WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company wishes to exchange the Series A Warrant for a new warrant in the form attached hereto as Exhibit A (the "Series C Warrant") and, effective
                               ---------       ----------------
upon such exchange, to cancel the Series A Warrant, and the Holder wishes to accept such exchange, pursuant to the exemption from registration provided by
Section 3(a)(9) ("Section 3(a)(9)") under the Securities Act of 1933, as amended
                  ---------------
(the  "Securities  Act").
       ---------------

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all parties, the parties hereto hereby agree as follows:

     1.   Exchange.  Subject  to the terms and conditions of this Agreement, the
          --------
Holder shall exchange and deliver to the Company the Series A Warrant against delivery by the Company of the Series C Warrant (the "Exchange"). The Series C
                                                       --------
Warrant will be exercisable into up to one million two hundred thousand (1,200,000) shares of Common Stock (subject to adjustment as provided therein), will have an exercise price of $1.75 (subject to adjustment as provided therein) and will expire on the ten (10) year anniversary of the Exchange Date (as defined below).

     2.   Closing.  The  Exchange  shall  take  place  at the offices of Duval &
          -------
Stachenfeld LLP, 300 East 42nd Street, Third Floor, New York, NY 10017 at 10:00 a.m. on May 9, 2005 (the "Exchange Date"), or at such other time and place as
                             -------------
the Company and the Holder mutually agree upon, orally or in writing (the "Closing").
 -------

     3.   Representations  and  Warranties  of  the Company.  The Company hereby
          -------------------------------------------------
represents  and  warrants  to  the  Holder  that:

          (a)  Representations  and  Warranties.  All of the representations and
               --------------------------------
warranties made by it in Article III of the Series B Purchase Agreement are true
                         -----------
and correct as of the Exchange Date as though made on and as of such date;

          (b)  Authorization;  Enforceability.  All corporate action on the part
               ------------------------------
of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Series C Warrant has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Series C Warrant, when issued to the Holder in accordance with this Agreement, shall be duly and validly issued, fully-paid and nonassessable, free and clear of any Liens imposed by or through the Company. This Agreement and the transactions contemplated hereby will not conflict with any term or provision of any of the Company's organizational documents, or of agreement, order or decree to which it is party or may be subject. The issuance of the Series C Warrant hereunder will not be subject to or trigger any preemptive, "poison pill", anti-dilution, "reset" or similar rights on the part of its security holders or third parties.

          (c)  No  Conflict.  The  terms of this Agreement, and the consummation
               ------------
of the transactions contemplated hereby, do not violate, contravene, conflict with or constitute a default or create a lien, charge or encumbrance under any organizational documents of the Company, any agreements to which the Company is a party or to which its assets are bound, or any order or decree of any court or regulatory body.

     4.   Representations  and  Warranties  of  the  Holder.  The  Holder hereby
          -------------------------------------------------
represents  and  warrants  that:

          (a)  Due Organization.  The Holder is duly organized, validly existing
               ----------------
and in good standing under the laws of its jurisdiction of organization.

          (b)  Authorization;  Enforceability.  All  action  on  the part of the
               ------------------------------
Holder, its officers, directors, members and partners necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Holder hereunder has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered by the Holder, shall constitute the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (c)  Investment  Intent.  The  Holder  is entering into this Agreement
               ------------------
for  its  own  account  and  not with a view to the distribution of the Series C
Warrant, and has no present arrangement to sell the Series C Warrant to or through any person or entity; provided, however, that by making such representations, the Holder does not agree to hold the Series C Warrant for any minimum or other specific term and reserves the right to dispose of the Series C Warrant, and to enter into other transactions with respect to the Series C
Warrant, at any time in accordance with the federal and state securities laws applicable to such disposition or transaction.

          (d)  Ownership  of  Warrants.  As of the date hereof , the Holder owns
               -----------------------
the Series A Warrant beneficially and of record, free and clear of any liens, claims or encumbrances created by or through the Holder.

     5.   Conditions  to Exchange.  (a) The obligation of the Company to deliver
          -----------------------
the Series C Warrant to the Holder pursuant to the Exchange is subject to the satisfaction, as of the Exchange Date, of each of the following conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company in its sole discretion:

          (i) the representations and warranties of the Holder in this Agreement shall be true and correct as of the date when made and as of the Exchange Date as though made at that time (except for representations and warranties that speak as of a specific date);

         (ii) the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Exchange Date; and

        (iii) the Holder shall have tendered the Series A Warrant to the Company in the form required by this Agreement.

     (b) The obligation of the Holder hereunder to deliver the Series A Warrant to the Company pursuant to the Exchange is subject to the satisfaction, as of the Exchange Date, of each of the following conditions, provided that such conditions are for the Holder's sole benefit and may be waived by the Holder in its sole discretion:

          (i) the Common Stock into which the Series C Warrant are exercisable shall be authorized for quotation on the Nasdaq SmallCap Market, trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, and the Company shall not have received notice of any pending or threatened proceeding or other action to delist or suspend trading in the Common Stock;

         (ii) the representations and warranties of the Company in this Agreement and in the Series B Purchase Agreement shall be true and correct as of the date when made and as of the Exchange Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the Series B Purchase Agreement to be performed, satisfied or complied with by the Company on or prior to the Exchange Date;

        (iii) the Holder shall have received the opinion of the Company's counsel dated as of the Exchange Date, in form, scope and substance reasonably satisfactory to the Holder;

         (iv) the Company shall have delivered to the Holder the Series C Warrant in the form required by this Agreement;

          (v) the Company's Board of Directors shall have adopted resolutions approving this Agreement and the transactions contemplated hereby (the "Resolutions"), and the Resolutions shall be in full force and effect and
      -----------
     shall not have been amended or revised in any respect from the forms attached to the certificate delivered pursuant to clause (vi) below; and

         (vi) the Company shall have delivered to the Holder a certificate, executed by the Company's Secretary or Assistant Secretary, dated the Exchange Date, and attached to which shall be a certified copy of its Certificate of Incorporation, a copy of it Bylaws as currently in effect, and the Resolutions, such certificate to state that the Resolutions and the Company's Certificate of Incorporation and Bylaws are each in full force and effect on the Exchange Date, and have not been amended or revised in any respect from the forms attached thereto.

     6.   Agreements.  The  parties  agree  as  follows:
          ----------

          (a)  Issuance  of  Shares.  The  issuance  of  the  Series  C  Warrant
               --------------------
pursuant to the Exchange shall be made in compliance with the provisions and requirements of Section 3(a)(9) and any applicable state securities law.

          (b)  Delivery  of  Series A Warrant.  On the Exchange Date, the Holder
               ------------------------------
shall deliver its Series A Warrant to the Company, and shall execute such documents and take such further action as may be reasonably necessary in order to transfer to the Company all right, title and interest to the Series A Warrant. Upon delivery to the Company, the Series A Warrant shall terminate and be cancelled and shall have no further force or effect.

          (c)  Delivery  of Series C Warrant.  On the Exchange Date, the Company
               -----------------------------
shall deliver a warrant in the form of the Series C Warrant, dated the Exchange Date, to the Holder.

          (d)  Registration  Rights.  The  Company and the Holder agree that the
               --------------------
shares of common stock issuable under the Series C Warrant shall be deemed "Registrable Securities" and "Warrant Shares", as those terms are used in the Registration Rights Agreement, and the Registration Rights Agreement shall be deemed amended to include such shares.

          (e)  Amendment  of  Series  A Preferred Stock Terms.  On or before the
               ----------------------------------------------
Business Day immediately following receipt by the Company of Stockholder Approval, the Company will file an amendment (the "Series A Amendment") to the
                                                     ------------------
certificate of designation relating to the Series A Preferred Stock (the "Series
                                                                          ------
A  Certificate")  solely  for  the  purpose  of  (i)  eliminating the accrual of
--------------
dividends from and after the Exchange Date and (ii) lowering the Conversion Price (as defined therein) to $3.00 (subject to adjustment as provided therein). The Holder acknowledges and agrees that, until Stockholder Approval is obtained, the Conversion Price (as defined in the Series A Certificate) shall not be subject to adjustment pursuant to the anti-dilution provisions of the Series A Certificate to an amount that is lower than the Floor Price (as such price may be adjusted in the event of stock splits, stock dividends and similar events).

          (f)  Waiver  of  Dividends.  The Holder agrees to waive the receipt of
               ---------------------
all dividends that have accrued and remain unpaid as of the Exchange Date, or that will accrue from the Exchange Date through September 9, 2005, on the Series A Preferred Stock; provided, however, that if the Company does not obtain Stockholder Approval or file the Series A Amendment as required hereby on or before September 9, 2005, such waiver will expire and all such accrued but unpaid dividends will become immediately due and payable in cash.

          (g)  Transaction  Documents.  This  Agreement  shall  be  deemed  to
               ----------------------
constitute a "Transaction Document" for the purposes of the Series B Purchase Agreement as though it were specifically included in the definition thereof.

     7.   Miscellaneous.
          -------------

          (a)  Severability.  In  the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision.

          (b)  Successors  and  Assigns.  The  terms  and  conditions  of  this
               ------------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement.

          (c)  Governing Law; Jurisdiction.  This Agreement shall be governed by
               ---------------------------
and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. In any claim or action commenced in connection with a dispute hereunder, the prevailing party shall be entitled to reimbursement of all reasonable legal fees and expenses.

          (d)  Counterparts.  This  Agreement  may  be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (e)  Headings.  The  headings  used  in  this  Agreement  are used for
               --------
convenience only and are not to be considered in construing or interpreting this Agreement.

          (f)  Other Definitional Provisions.  All definitions contained in this
               -----------------------------
Agreement are applicable equally to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar
                       ------     ------         ---------
import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (g)  Notices.  Any  notice, demand or request required or permitted to
               -------
be given by the Company or the Investors pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission (immediately followed by written confirmation delivered according to another mechanism provided by this section), unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day,
(ii)  on the next Business Day after timely delivery to an overnight courier and
(iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If  to  the  Company:

          Citadel  Security  Software  Inc.
          Two  Lincoln  Centre,  Suite  1600
          5420  LBJ  Freeway
          Dallas,  TX  75240
          Attn: Steven B. Solomon
          Phone: (214) 750-2454
          Fax:  (214)  520-0034

          with  a  copy  to:

          Wood  &  Sartain,  LLP
          12655 North Central Expressway, Suite 325
          Dallas,  Texas  75243
          Attn:  David A. Wood
          Tel:   (972) 458-0300
          Fax:   (972) 701-0302

     and if to the Holder, to such address for the Holder as shall appear on the signature page hereof executed by the Holder, or as shall be designated by the Holder in writing to the Company in accordance with this Section 7(g).
                                                                   ------------

          (h)  Entire Agreement; Amendments.  This Agreement constitutes the
               ----------------------------
entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by all the parties hereto, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

          (i)  No Strict Construction.  The language used in this Agreement is
               ----------------------
and will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (j)  Authorization.  The parties hereby represent and warrant to each
               -------------
other that the signatories hereto have full power and authority to sign this Agreement for and on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.




                           [Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CITADEL  SECURITY  SOFTWARE  INC.


By:  __________________________
     Name:
     Title:


SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:  Satellite Asset Management, L.P., its Manager


     By:  __________________________
          Name:
          Title:

ADDRESS:

     c/o Satellite Asset Management, L.P.
     623 Fifth Avenue, 20th Floor
     New York, New York 10022
     Tel:    212-209-2000
     Fax:    212-209-2021

     With  a  copy  to:

     Duval & Stachenfeld  LLP
     300 East 42nd Street
     New York, New York  10017
     Attn:  Robert L. Mazzeo, Esq.
     Tel:   212-883-1700
     Fax:   212-883-8883


Number of Warrant Shares Issuable
Upon Exercise of Series C Warrant: _______________